Exhibit 99.1

Energy XXI Reports Audited Fiscal Year-end Results

And Provides Operational Update

•	Quarterly adjusted EBITDA climbs to a record $166 million as volumes rise 66 percent to a record 42,100 BOE/d
•	Fiscal year-end proved reserves climb 54 percent to a record 117 MMBOE
•	Net debt reduced more than $200 million since Dec. 17, 2010 acquisition
•	Operatorship granted on South Timbalier 54 field, completing transition of acquired assets
•	Capital program continues to deliver better-than-expected results

HOUSTON – Aug. 10, 2011 – Energy XXI (NASDAQ: EXXI) (AIM: EXXI) today announced fiscal fourth-quarter and full-year financial and operating results for the period ended June 30, 2011, and provided an operational update.
For the 2011 fiscal fourth quarter, adjusted earnings before interest, taxes, depreciation, depletion and amortization (adjusted EBITDA) was a record $165.9 million on revenues of $282.8 million, as volumes reached a record quarterly average of 42,100 barrels of oil equivalent per day (BOE/d), 67 percent of which was oil.   These results compared with 2010 fiscal fourth-quarter adjusted EBITDA of $78.8 million on revenues of $139.4 million and volumes of 25,300 BOE/d.  Net income available for common shareholders in the 2011 fiscal fourth quarter totaled $26.8 million, or $0.36 per diluted share.  Excluding special items, net income available for common shareholders in the 2011 fiscal fourth quarter was $35.9 million or $0.48 per diluted share.  Fiscal 2010 fourth-quarter net income available for common shareholders was $10.1 million or $0.20 per diluted share.
For the full fiscal year, adjusted EBITDA reached a record $504.5 million, up 78 percent from the $283.7 million generated in fiscal 2010.  Fiscal 2011 net income available for common shareholders was $27.7 million, or $0.42 per diluted share, on revenues of $859.4 million and production of 34,600 BOE/d.  These results compare with net income available for common shareholders for fiscal 2010 of $23 million $0.56 per diluted share.
“Energy XXI achieved significant milestones in fiscal 2011, including a 54 percent increase in proved reserves, benefitting from the most significant acquisition in the company’s history,” Energy XXI Chairman and CEO John Schiller said.  “Our oil-focused production portfolio continues to generate free cash flow to fund the capital program and to reduce debt and strengthen our balance sheet.  In just over six months from the closing of our acquisition of Gulf of Mexico shelf properties in December, we were able to reduce net debt by more than $200 million.”

Exploration and Development Activity
On Aug. 9, 2011, Energy XXI gained operatorship of the South Timbalier 54 field, completing the transition of operatorship of the assets acquired in December 2010.  Operational control will allow the company to actively pursue production enhancements while reducing costs.
Within the company’s core producing properties, located offshore Louisiana, the ongoing six-well recompletion program at the South Pass 89 field continues to be successful. As previously announced, the A-15 well was recompleted in June and currently is producing 15.9 million cubic feet of gas per day (MMcf/d) and 192 barrels of condensate per day (2,188 BOE/d net), with 2,750 pounds of flowing tubing pressure.  The second workover in the program, on the A-16 well, was completed and brought on production in mid July at 920 barrels of oil per day and 0.5 MMcf/d (834 BOE/d net), with 1,060 pounds of flowing tubing pressure.  The third workover in the program, the A-17 well, was completed and brought on production in early August at 900 barrels of oil per day and 0.75 MMcf/d (850 BOE/d net), with 1,380 pounds of flowing tubing pressure. The South Pass 89 field was producing approximately 500 BOE/d net prior to the workovers, and now is producing more than 4,550 BOE/d net.
At the Main Pass 73 field, the Onyx well was completed in mid June and placed on production at 1,900 barrels of oil per day and 0.5 MMcf/d (1,600 BOE/d net), with 670 pounds of flowing tubing pressure. The nearby Ashton well was completed and placed on production mid July at 3.1 MMcf/d (450 BOE/d net), with 1,850 pounds of flowing tubing pressure.
At the Grand Isle 16 field, two wells have been recompleted.  The J-30 well was producing 37 BOE/d net prior to the field work in July and now is producing 930 barrels of oil per day and 0.33 MMcf/d (850 BOE/d net) with 150 pounds of flowing tubing pressure.  The J-32 well was recompleted in early August and now is producing 188 barrels of oil per day and 0.6 MMcf/d (250 BOE/d net) with 292 pounds of flowing tubing pressure. Two additional zones in the J-32 were gravel packed and are available to produce through wireline zone changes. The company is evaluating deferring production from the existing zone and moving to the next zone to optimize production.
To date for the Sept. 30 fiscal first quarter, production has approximated 40,700 BOE/d, impacted by downtime associated with pipeline outages and rig movements.  Approximately 4,000 BOE/d was shut in to replace a pipeline acquired in December 2010, which is now complete. Current production approximates 43,500 BOE/d, with another 2,600 BOE/d shut-in due to temporary operational issues such as rig movements and compressor downtime.  As previously reported, onshore properties representing approximately 1,800 BOE/d of net production were sold at the end of June 2011.
Within the shallow-water, ultra-deep Gulf of Mexico shelf program, the McMoRan-operated partnership (in which Energy XXI has various interests) continued during the quarter to drill the Blackbeard East and Lafitte exploratory wells and the offset appraisal well at the Davy Jones discovery.
The Davy Jones offset appraisal well (Davy Jones No. 2), located in 20 feet of water on South Marsh Island Block 234, two and a half miles southwest of the Davy Jones No. 1 discovery well, was drilled to a total depth of 30,546 feet.  As previously reported, log results above 27,300 feet confirmed 120 net feet of hydrocarbon-bearing Wilcox sands, indicating continuity across the major structural features of the Davy Jones discovery.

In June 2011, results from wireline logs of the Cretaceous section below 27,300 feet indicated that the Davy Jones No. 2 well encountered 192 net feet of potential hydrocarbons in the Tuscaloosa and Lower Cretaceous carbonate sections. Flow testing will be required to confirm the potential hydrocarbons and flow rates. A production liner has been set to 30,511 feet and the well has been temporarily suspended while the partnership evaluates development options and prepares to flow test the well by June 2012. Updip locations in a subsequent well to the north are being considered to evaluate the Tuscaloosa sands and Lower Cretaceous carbonates higher on the Davy Jones structure.
As reported in January 2010, logs identified 200 net feet of pay in multiple Wilcox sands in the Davy Jones No. 1 well on South Marsh Island Block 230. In March 2010, a production liner was set and the well was temporarily abandoned to prepare for completion and flow test, which remain on schedule for late 2011.
Davy Jones involves a large ultra-deep structure encompassing four OCS lease blocks (20,000 acres). Energy XXI has a 15.8 percent working interest and 12.6 percent net revenue interest in Davy Jones. As of June 30, 2011 the company’s investment in both wells at Davy Jones has totaled about $62 million.
The Blackbeard East ultra-deep exploration well, located in 80 feet of water on South Timbalier Block 144, was drilled to 32,559 feet before encountering mechanical issues.  In July 2011, McMoRan commenced operations to drill a by-pass of the well at approximately 30,700 feet to evaluate targets in the Eocene. The well is permitted to 34,000 feet. Based on interpretations of drilling data obtained prior to the mechanical issue, the well appears to have encountered Sparta sands above the target Wilcox section. Sparta sands are productive onshore in south Louisiana. Wireline logs will be required to evaluate this interval.
As reported in January 2011, wireline logs indicated that Blackbeard East encountered hydrocarbon-bearing sands in the Oligocene (Frio) with good porosity below 30,000 feet. Down-dip drilling opportunities on the flanks of the structure are being considered to evaluate this section further. The Frio sand section below 30,000 feet is in addition to the 178 net feet of hydrocarbons in the Miocene sands above 25,000 feet announced in December 2010. Pressure and temperature data below the salt weld between 19,500 feet and 24,600 feet indicate that a completion at these depths could utilize conventional equipment and technologies. Energy XXI has an 18 percent working interest and 14.35 percent net revenue interest in Blackbeard East. The company’s investment in Blackbeard East as of June 30, 2011 was about $34 million.
The Lafitte exploration well commenced drilling on Oct. 3, 2010 towards a proposed total depth of 29,950 feet, targeting Miocene and possibly Oligocene (Frio) objectives below the salt weld.  A liner has been run below the salt to 22,982 feet and the well is currently drilling below 25,600 feet.  Lafitte is located on Eugene Island Block 223 in 140 feet of water.  Energy XXI has an 18 percent working interest and a 14.6 percent net revenue interest in Lafitte. The company’s investment at Lafitte as of June 30, 2011 was about $18 million.
Information gained from the Blackbeard East and Lafitte wells is expected to assist in developing plans for future operations at Blackbeard West. As previously reported, the Blackbeard West ultra-deep exploratory well on South Timbalier Block 168 was drilled to 32,997 feet in 2008.

Logs indicated four potential hydrocarbon-bearing zones that require further evaluation.  The well was temporarily abandoned while the partnership evaluates whether to drill deeper within the same wellbore, drill an offset location or complete the well to test the existing zones.
A new location within the Blackbeard West unit on Ship Shoal Block 188 has been identified to evaluate the Miocene age sands seen in Blackbeard East above 25,000 feet. Drilling of this ultra-deep well, with a proposed total depth of 26,000 feet, is expected to commence by the end of calendar 2011. The Ship Shoal Block 188 location is approximately four miles west of the Blackbeard West #1 well.  Energy XXI has a 20 percent working interest and a 16 percent net revenue interest in the Blackbeard West unit.
Netherland, Sewell & Associates, Inc. (NSAI), independent oil and gas reserve engineers, estimated the Davy Jones, Blackbeard East and Blackbeard West structures hold as much as 1.2 billion BOE (162 million BOE net to the company) of combined contingent and prospective resources based on data obtained to-date. Additional data or flow tests will be required before the contingent resources can be moved to the proved, probable or possible reserves categories, and future drilling activity could add significantly to field sizes.

Year-end Reserves
The company’s June 30, 2011 fiscal year-end proved reserves were estimated at 116.6 million barrels of oil equivalent (MMBOE), up 54 percent from the June 30, 2010 fiscal year-end reserves, primarily due to the acquisition of assets from ExxonMobil on Dec. 17, 2010.  Energy XXI added 65.2 MMBOE of proved reserves primarily through acquisition, but also through discoveries, extensions of existing fields and revisions, while producing 12.6 MMBOE and selling properties at fiscal year-end containing 7.9 MMBOE. The all-sources reserves replacement rate was 486 percent.
NSAI provided the year-end reserves estimates.  All of the company’s proved reserves are in the Gulf of Mexico or U.S. Gulf Coast, 70 percent are proved developed, 66 percent are oil and natural gas liquids, and 34 percent are natural gas.  The tables set forth below provide additional information relating to the company’s reserves, including cost-incurred data.
The following fiscal year-ended June 30, 2011 estimated proved, probable and possible reserves attributable to the company’s net interests in oil and gas properties were prepared by NSAI, in conjunction with in-house reservoir engineers.

As of June 30, 2011
	Oil	Gas	Equivalent	PV10%
	(MBBL)	(MMCF)	(MBOE)	$(000	)1
Proved Developed Producing	45,148	87,248	59,690	1,862,270
Proved Developed Non-Producing	14,086	46,776	21,882	614,600
Proved Undeveloped	17,972	102,292	35,020	860,606
Proved Reserves	77,206	236,316	116,592	3,337,476
Probables	25,182	120,915	45,335	1,099,102
Proved + Probables	102,388	357,231	161,927	4,436,578
Possibles	8,511	154,452	34,253	500,162
Total Resources	110,899	511,683	196,180	4,936,740

(1) Before tax, as of June 30, 2011, using prices of $90.09 per barrel of oil and $4.21 per MMBTU of gas, before differentials, based on the SEC-prescribed first-of-the-month average prices for the preceding 12 months.

 Capital Program Estimates
The company’s Board of Directors has approved an initial fiscal 2012 capital spending program with a range of $380 million to $450 million, compared to fiscal 2011 capital expenditures of $360 million.  Approximately 8 percent of the fiscal 2012 budget targets exploration drilling on four projects, 39 percent targets development drilling on 22 projects, and 23 percent is allocated to the ultra-deep exploration and development program.  Another 17 percent is allocated for recompletions, facilities and abandonment expenses.  The remainder is for capitalized administration and other costs.

ENERGY XXI (BERMUDA) LIMITED
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In Thousands, except per share information)
(Unaudited)

Reconciliation of Net Income Attributable to Common Stockholders to Net Income Excluding Special Items

"Net Income Attributable to Common Stockholders Excluding Special Items" does not include the induced conversion of Preferred Stock, the loss on retirement of debt, the bridge loan commitment fees or the duplicate charge for June 2011 windstorm insurance.  Net Income excluding special items is presented because the timing and amount of these items affect the comparability of operating results from period to periods.
	Quarter Ended June 30,		Year Ended June 30,
	2011	2010	2011	2010

Net Income Attributable to Common Stockholders	$26,807	$10,092	$27,707	$23,000

Induced Conversion of Preferred Stock	4,508	—	24,348	—
Loss on Retirement of Debt	4,472	—	21,855	—
Bridge Loan Commitment Fees	—	—	4,500	—
Duplicate June 2011 Insurance Expense	2,143	—	2,143	—
Income Tax Adjustment for Above Items at Effective Tax Rate	(2,080)	—	(8,425)	—
Net Income Attributable to Common Stockholders, Excluding Special Items	$35,850	$10,092	$72,128	$23,000

Earnings per Share
Basic	$0.48	$0.20	$1.09	$0.56
Diluted	$0.48	$0.20	$1.09	$0.56

As required under Regulation G of the Securities Exchange Act of 1934, provided below are reconciliations of net income to the following non-GAAP financial measure: Adjusted EBITDA. The company uses this non-GAAP measure as a key metric for the management of the company and to demonstrate the company's ability to internally fund capital expenditures and service debt.

	Quarter Ended June 30,		Year Ended June 30,
	2011	2010	2011	2010

Net Income as Reported	$35,217	$12,086	$64,655	$27,320

Total other expense	35,307	20,996	132,006	58,483
Depreciation, depletion and amortization	85,179	50,556	293,479	181,640
Duplicate June 2011 Insurance Expense	2,143	—	2,143	—
Income tax expense (benefit)	8,100	(4,860)	12,262	16,244

Adjusted EBITDA	$165,946	$78,778	$504,545	$283,687

Adjusted EBITDA Per Share
Basic	$2.21	$1.55	$7.60	$6.92
Diluted	$2.21	$1.54	$7.59	$6.85

Weighted Average Number of Common Shares Outstanding
Basic	74,986	50,717	66,356	40,992
Diluted	75,079	51,189	66,459	41,384

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED BALANCE SHEETS
(In Thousands, except share information)
	June 30,
ASSETS	2011	2010
Current Assets
Cash and cash equivalents	$28,407	$14,224
Accounts receivable
Oil and natural gas sales	126,194	68,675
Joint interest billings	4,526	4,388
Insurance and other	2,533	4,471
Prepaid expenses and other current assets	47,751	34,479
Derivative financial instruments	22	19,757
Total Current Assets	209,433	145,994

Property and Equipment, net of accumulated depreciation, depletion, amortization and impairment
Oil and natural gas properties - full cost method of accounting, including $467.3 million and $144.3 million of unevaluated properties at June 30, 2011 and 2010, respectively	2,545,336	1,378,222
Other property and equipment	8,201	8,028
Total Property and Equipment	2,553,537	1,386,250
Other Assets
Derivative financial instruments	—	14,610
Deferred income taxes	2,411	—
Debt issuance costs, net of accumulated amortization	33,479	19,637
Total Other Assets	35,890	34,247
Total Assets	$2,798,860	$1,566,491

LIABILITIES
Current Liabilities
Accounts payable	$163,741	$87,103
Accrued liabilities	111,157	68,783
Note payable	19,853	—
Asset retirement obligations	19,624	35,154
Derivative financial instruments	50,259	1,701
Current maturities of long-term debt	4,054	2,518
Total Current Liabilities	368,688	195,259
Long-term debt, less current maturities	1,109,333	772,082
Deferred income taxes	—	37,215
Asset retirement obligations	303,618	124,123
Derivative financial instruments	70,524	511
Other liabilities	—	740
Total Liabilities	1,852,163	1,129,930
Stockholders’ Equity
7.25 % Preferred stock, $0.01 par value, 2,500,000 shares authorized and 8,000 and 1,100,000 shares issued and outstanding at June 30, 2011 and 2010, respectively.	—	11
5.625 % Preferred stock, $0.001 par value, 2,500,000 shares authorized and 1,050,000 and -0- shares issued and outstanding at June 30, 2011 and 2010, respectively.	1	—
Common stock, $0.005 par value, 200,000,000 shares authorized and 76,203,574 and 50,819,109 shares issued and 76,202,921 and 50,636,719 shares outstanding at June 30, 2011 and 2010, respectively	381	254
Additional paid-in capital	1,479,959	901,457
Accumulated deficit	(465,160)	(492,867)
Accumulated other comprehensive income (loss), net of income tax expense (benefit)	(68,484)	27,706
Total Stockholders’ Equity	946,697	436,561

Total Liabilities and Stockholders’ Equity	$2,798,860	$1,566,491

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, except per share information)

	Quarter Ended June 30,		Year Ended June 30,
	2011	2010	2011	2010

Revenues
Crude oil sales	$240,603	$109,497	$719,683	$387,935
Natural gas sales	42,178	29,894	139,687	110,996
Total Revenues	282,781	139,391	859,370	498,931

Costs and Expenses
Lease operating expense	92,490	41,305	251,977	142,612
Production taxes	1,205	1,065	3,336	4,217
Depreciation, depletion and amortization	85,179	50,556	293,479	181,640
Accretion of asset retirement obligations	9,898	5,846	32,127	23,487
General and administrative expense	17,553	13,127	75,091	49,667
Gain on derivative financial instruments	(2,168)	(730)	(5,563)	(4,739)
Total Costs and Expenses	204,157	111,169	650,447	396,884

Operating Income	78,624	28,222	208,923	102,047

Other Income (Expense)
Bridge loan commitment fees	—	—	(4,500)	—
Loss on retirement of debt	(4,472)	—	(21,855)	—
Interest income	22	99	198	29,756
Interest expense	(30,857)	(21,095)	(105,849)	(88,239)
Total Other Expense	(35,307)	(20,996)	(132,006)	(58,483)

Income Before Income Taxes	43,317	7,226	76,917	43,564

Income Tax Expense (Benefit)	8,100	(4,860)	12,262	16,244

Net Income	35,217	12,086	64,655	27,320
Induced Conversion of Preferred Stock	4,508	—	24,348	—
Preferred Stock Dividends	3,902	1,994	12,600	4,320
Net Income Attributable to Common Stockholders	$26,807	$10,092	$27,707	$23,000

Earnings per Share
Basic	$0.36	$0.20	$0.42	$0.56
Diluted	$0.36	$0.20	$0.42	$0.56

Weighted Average Number of Common Shares Outstanding
Basic	74,986	50,717	66,356	40,992
Diluted	75,079	51,189	66,459	41,384

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
(In Thousands)

									Accum.
									Other
									Compre-	Total
	Preferred Stock						Additional	Retained	hensive	Stock-
	5.625%		7.25%		Common Stock		Paid-in	Earnings	Income	holders’
	Shares	Value	Shares	Value	Shares	Value	Capital	(Deficit)	(Loss)	Equity

Balance, June 30, 2008					29,060	$145	$601,509	$57,941	$(285,010)	$374,585
Common stock issued					101	1	589			590
Restricted shares issued					122		2,626			2,626
Common stock dividends								(2,179)		(2,179)
Comprehensive income (loss):
Net loss								(571,629)		(571,629)
Unrealized gain on derivative
financial instruments, net of
income taxes									323,507	323,507
Total comprehensive loss										(248,122)
Balance, June 30, 2009					29,283	146	604,724	(515,867)	38,497	127,500
Common stock issued, net of direct costs					21,466	108	187,810			187,918
Preferred stock issued, net of direct costs			1,100	$11			106,539			106,550
Restricted shares issued					70		2,384			2,384
Preferred stock dividends								(4,320)		(4,320)
Comprehensive income:
Net income								27,320		27,320
Unrealized loss on derivative
financial instruments, net of
income taxes									(10,791)	(10,791)
Total comprehensive income										16,529
Balance, June 30, 2010			1,100	11	50,819	254	901,457	(492,867)	27,706	436,561
Common stock issued, net of direct costs					14,328	72	286,812			286,884
Preferred stock issued, net of direct costs	1,150	$1					278,391			278,392
Preferred stock converted to common	(100)		(1,092)	(11)	10,562	53	(42)			-
Restricted shares issued					20		952			952
Preferred stock dividends								(12,600)		(12,600)
Preferred stock inducement					475	2	12,389	(24,348)		(11,957)
Comprehensive income:
Net income								64,655		64,655
Unrealized loss on derivative
financial instruments, net of
income taxes									(96,190)	(96,190)
Total comprehensive loss										(31,535)
Balance, June 30, 2011	1,050	$1	8	$-	76,204	$381	$1,479,959	$(465,160)	$(68,484)	$946,697

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Quarter Ended June 30,		Year Ended June 30,
	2011	2010	2011	2010
Cash Flows From Operating Activities
Net income	$35,217	$12,086	$64,655	$27,320
Adjustments to reconcile net income to net cash provided by
(used in) operating activities:
Depreciation, depletion and amortization	85,179	50,556	293,479	181,640
Deferred income tax expense (benefit)	8,007	(4,866)	12,169	16,238
Change in derivative financial instruments
Proceeds from sale of derivative instruments	—	—	42,577	5,000
Other – net	(11,060)	(9,941)	(37,047)	(35,633)
Accretion of asset retirement obligations	9,898	5,846	32,127	23,487
Amortization of deferred gain on debt and debt discount and premium	—	(2,749)	(43,521)	(36,364)
Amortization and write-off of debt issuance costs	4,950	1,763	15,772	7,806
Stock-based compensation	1,317	900	4,443	3,480
Payment of interest in-kind	—	4,009	2,225	4,009
Changes in operating assets and liabilities
Accounts receivable	4,958	2,745	(49,745)	(18,398)
Prepaid expenses and other current assets	(21,711)	(1,448)	(13,272)	(16,415)
Settlement of asset retirement obligations	(19,819)	(21,221)	(73,974)	(80,044)
Accounts payable and accrued liabilities	67,081	3,093	137,837	39,087
Net Cash Provided by Operating Activities	164,017	40,773	387,725	121,213
Cash Flows from Investing Activities
Acquisitions	9,862	(17,673)	(1,012,262)	(293,037)
Capital expenditures	(91,037)	(46,423)	(281,233)	(145,112)
Insurance payments received	—	—	—	53,985
Proceeds from the sale of properties	37,956	—	38,431	—
Transfer to restricted cash	—	2,160	—	—
Other	(39)	(90)	(8)	4
Net Cash Used in Investing Activities	(43,258)	(62,026)	(1,255,072)	(384,160)
Cash Flows from Financing Activities
Proceeds from the issuance of common and preferred stock, net of offering costs	22	—	562,112	294,468
Conversion of preferred stock to common	(1)	—	(11,957)	—
Dividends to shareholders	(3,987)	(1,994)	(12,313)	(3,988)
Proceeds from long-term debt	291,302	107,378	1,829,828	205,903
Payments on long-term debt	(411,339)	(87,988)	(1,456,190)	(294,013)
Debt issuance costs	(1,470)	—	(29,614)	(13,030)
Other	15	(36)	(336)	(1,094)
Net Cash Provided by (Used in) Financing Activities	(125,458)	17,360	881,530	188,246

Net Increase (Decrease) in Cash and Cash Equivalents	(4,699)	(3,893)	14,183	(74,701)

Cash and Cash Equivalents, beginning of period	33,106	18,117	14,224	88,925

Cash and Cash Equivalents, end of period	$28,407	$14,224	$28,407	$14,224

	Year Ended June 30,
Operating Highlights	2011	2010	2009	2008	2007
	(In Thousands, Except per Unit Amounts)
Operating revenues
Crude oil sales	$777,869	$383,928	$278,014	$484,552	$177,783
Natural gas sales	101,815	69,399	113,156	237,628	131,065
Hedge gain (loss)	(20,314)	45,604	42,660	(78,948)	32,436
Total revenues	859,370	498,931	433,830	643,232	341,284
Percent of operating revenues from crude oil
Prior to hedge gain (loss)	88%	85%	71%	67%	58%
Including hedge gain (loss)	84%	78%	68%	62%	57%
Operating expenses
Lease operating expense
Insurance expense	29,468	27,603	19,188	18,218	12,670
Workover and maintenance	36,619	19,630	15,930	22,397	8,269
Direct lease operating expense	185,890	95,379	87,032	102,244	48,046
Total lease operating expense	251,977	142,612	122,150	142,859	68,985
Production taxes	3,336	4,217	5,450	8,686	3,595
Depreciation, depletion and amortization	293,479	181,640	217,207	307,389	145,928
Impairment of oil and gas properties	—	—	576,996	—	—
General and administrative	75,091	49,667	24,756	26,450	26,507
Other – net	26,564	18,748	4,488	14,248	1,054
Total operating expenses	650,447	396,884	951,047	499,632	246,069
Operating income (loss)	$208,923	$102,047	$(517,217)	$143,600	$95,215
Sales volumes per day
Natural gas (MMcf)	67.2	42.6	47.9	75.7	50.3
Crude oil (MBbls)	23.4	14.7	11.4	13.5	7.8
Total (MBOE)	34.6	21.8	19.3	26.2	16.2
Percent of sales volumes from crude oil	68%	67%	59%	52%	48%
Average sales price
Natural gas per Mcf	$4.15	$4.47	$6.48	$8.57	$7.13
Hedge gain per Mcf	1.54	2.68	1.60	0.34	0.90
Total natural gas per Mcf	$5.69	$7.15	$8.08	$8.91	$8.03

Crude oil per Bbl	$90.95	$71.73	$67.06	$97.72	$62.33
Hedge gain (loss) per Bbl	(6.80)	0.75	3.56	(17.82)	5.60
Total crude oil per Bbl	$84.15	$72.48	$70.62	$79.90	$67.93

Total hedge gain (loss) per BOE	$(1.61)	$5.74	$6.04	$(8.24)	$5.48

Operating revenues per BOE	$67.98	$62.83	$61.47	$67.16	$57.71
Operating expenses per BOE
Lease operating expense
Insurance expense	2.33	3.48	2.72	1.90	2.14
Workover and maintenance	2.90	2.47	2.26	2.34	1.40
Direct lease operating expense	14.70	12.01	12.33	10.68	8.12
Total lease operating expense	19.93	17.96	17.31	14.92	11.66
Production taxes	0.26	0.53	0.77	0.91	0.61
Impairment of oil and gas properties	—	—	81.75	—	—
Depreciation, depletion and amortization	23.22	22.87	30.78	32.09	24.68
General and administrative	5.94	6.25	3.51	2.76	4.48
Other – net	2.10	2.36	0.64	1.49	0.18
Total operating expenses	51.45	49.97	134.76	52.17	41.61
Operating income (loss) per BOE	$16.53	$12.86	$(73.29)	$14.99	$16.10

	Quarter Ended
	June 30, 2011	Mar. 31, 2011	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010
Operating Highlights
	(In Thousands, Except per Unit Amounts)
Operating revenues
Crude oil sales	$270,252	$233,081	$156,273	$118,263	$113,908
Natural gas sales	31,875	32,193	18,301	19,446	19,945
Hedge gain (loss)	(19,346)	(6,638)	(621)	6,291	5,538
Total revenues	282,781	258,636	173,953	144,000	139,391
Percent of operating revenues from crude oil
Prior to hedge gain (loss)	89%	88%	90%	86%	85%
Including hedge gain (loss)	85%	84%	84%	80%	79%
Operating expenses
Lease operating expense
Insurance expense	9,549	7,278	6,498	6,143	7,220
Workover and maintenance	20,579	4,317	4,105	7,618	5,269
Direct lease operating expense	62,362	58,471	34,644	30,413	28,816
Total lease operating expense	92,490	70,066	45,247	44,174	41,305
Production taxes	1,205	721	716	694	1,065
DD&A	85,179	91,301	62,922	54,077	50,556
General and administrative	17,553	23,155	15,786	18,597	13,127
Other – net	7,730	9,288	4,710	4,836	5,116
Total operating expenses	204,157	194,531	129,381	122,378	111,169
Operating income	$78,624	$64,105	$44,572	$21,622	$28,222
Sales volumes per day
Natural gas (MMcf)	83.0	84.6	53.7	48.1	48.2
Crude oil (MBbls)	28.3	27.3	20.4	17.9	17.3
Total (MBOE)	42.1	41.4	29.4	25.9	25.3
Percent of sales volumes from crude oil	67%	66%	70%	69%	68%

Average sales price
Natural gas per Mcf	$4.22	$4.23	$3.70	$4.39	$4.55
Hedge gain per Mcf	1.37	1.28	1.85	1.97	2.27
Total natural gas per Mcf	$5.59	$5.51	$5.55	$6.36	$6.82
Crude oil per Bbl	$105.12	$94.94	$83.14	$71.79	$72.42
Hedge loss per Bbl	(11.53)	(6.67)	(5.18)	(1.48)	(2.80)
Total crude oil per Bbl	$93.59	$88.27	$77.96	$70.31	$69.62
Total hedge gain (loss) per BOE	$(5.05)	$(1.78)	$(0.23)	$2.64	$2.40

Operating revenues per BOE	$73.85	$69.46	$64.34	$60.37	$60.50
Operating expenses per BOE
Lease operating expense
Insurance expense	2.49	1.95	2.40	2.58	3.13
Workover and maintenance	5.37	1.16	1.52	3.19	2.29
Direct lease operating expense	16.29	15.70	12.81	12.75	12.51
Total lease operating expense	24.15	18.81	16.73	18.52	17.93
Production taxes	0.31	0.19	0.26	0.29	0.46
DD&A	22.24	24.52	23.27	22.67	21.94
General and administrative	4.58	6.22	5.84	7.80	5.70
Other – net	2.01	2.49	1.74	2.02	2.22
Total operating expenses	53.29	52.23	47.84	51.30	48.25
Operating income per BOE	$20.56	$17.23	$16.50	$9.07	$12.25

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED COSTS INCURRED, CAPITAL EXPENDITURES AND PROVED RESERVES
(Unaudited)
	Year Ended June 30,
	2011	2010	2009
	(In Thousands)
Oil and Gas Activities
Exploration costs	$98,133	$51,030	$121,554
Development costs	180,191	92,949	142,848
Total	278,324	143,979	264,402
Administrative and Other	2,909	1,133	1,610
Total capital expenditures	281,233	145,112	266,012
Property acquisitions
Proved	722,551	250,795	—
Unproved	289,711	42,242	—
Total acquisitions	1,012,262	293,037	—
Asset retirement obligations, insurance proceeds and other – net	205,702	17,996	71,788
Total costs incurred	$1,499,197	$456,145	$337,800

	Crude Oil	Natural Gas	Total
	(MBbls)	(MMcf)	(MBOE)
Proved reserves at June 30, 2008	29,965	129,198	51,498
Production	(4,146)	(17,472)	(7,058)
Extensions and discoveries	971	32,383	6,368
Revisions of previous estimates	4,147	(10,447)	2,406
Sales of reserves	(64)	(247)	(105)
Proved reserves at June 30, 2009	30,873	133,415	53,109
Production	(5,352)	(15,534)	(7,941)
Extensions and discoveries	698	5,637	1,638
Revisions of previous estimates	3,643	7,403	4,877
Purchases of minerals in place	17,621	37,862	23,931
Proved reserves at June 30, 2010	47,483	168,783	75,614
Production	(8,553)	(24,533)	(12,642)
Extensions and discoveries	3,056	39,555	9,649
Revisions of previous estimates	2,155	(43)	2,148
Reclassification of proved undeveloped	(2,917)	(4,579)	(3,681)
Purchases of minerals in place	37,115	97,591	53,380
Sales of reserves	(1,133)	(40,458)	(7,876)
Proved reserves at June 30, 2011	77,206	236,316	116,592

Proved developed reserves
June 30, 2008	19,793	77,991	32,792
June 30, 2009	20,183	82,432	33,922
June 30, 2010	36,970	93,610	52,572
June 30, 2011	59,234	134,024	81,572

Proved undeveloped reserves
June 30, 2008	10,172	51,207	18,706
June 30, 2009	10,690	50,983	19,187
June 30, 2010	10,513	75,173	23,042
June 30, 2011	17,972	102,292	35,020

Conference Call Tomorrow, Aug. 11, at 9 a.m. CDT, 3 p.m. London Time
Energy XXI will host its year-end conference call tomorrow, Aug. 11, at 9 a.m. CDT (3 p.m. London time). The dial-in numbers are 1 (631) 813-4724 (U.S.) and (0) 80 0051 3806 (U.K.), and the confirmation code is 86053435. For complete instructions on how to actively participate in the conference call, or to listen to the live audio webcast or a replay, please refer to www.EnergyXXI.com.

Copies of Annual Report
A copy of the company's annual report will be posted to shareholders in due course and a copy will be available on the company's website at www.EnergyXXI.com.

Forward-Looking Statements
All statements included in this release relating to future plans, projects, events or conditions and all other statements other than statements of historical fact included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions, including changes in long-term oil and gas prices or other market conditions affecting the oil and gas industry, reservoir performance, the outcome of commercial negotiations and changes in technical or operating conditions, among others, that could cause actual results, including project plans and related expenditures and resource recoveries, to differ materially from those described in the forward-looking statements. Energy XXI assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Competent Person Disclosure
The technical information contained in this announcement relating to operations adheres to the standard set by the Society of Petroleum Engineers. Bobby Poirrier Jr., Vice President of Corporate Development, a registered Petroleum Engineer, is the qualified person who has reviewed and approved the technical information contained in this announcement.

About the Company
Energy XXI is an independent oil and natural gas exploration and production company whose growth strategy emphasizes acquisitions, enhanced by its value-added organic drilling program. The company’s properties are located in the U.S. Gulf of Mexico waters and the Gulf Coast onshore.  Seymour Pierce is Energy XXI’s listing broker in the United Kingdom.  To learn more, visit the Energy XXI website at www.EnergyXXI.com.

Glossary

Barrel – unit of measure for oil and petroleum products, equivalent to 42 U.S. gallons.

BOE – barrels of oil equivalent, used to equate natural gas volumes to liquid barrels at a general conversion rate of 6,000 cubic feet of gas per barrel.

BOE/d – barrels of oil equivalent per day.

Field – an area consisting of a single reservoir or multiple reservoirs all grouped on, or related to, the same individual geological structural feature or stratigraphic condition. The field name refers to the surface area, although it may refer to both the surface and the underground productive formations.

MBBL – thousand barrels of oil.

MBOE – thousand barrels of oil equivalent.

CF – thousand cubic feet of gas.

MMBOE – million barrels of oil equivalent.

MMBTU – million British thermal units.

MMCF – million cubic feet of gas.

PV10 – the estimated present value of the resource, discounted at a 10 percent annual rate.

Enquiries of the Company

Energy XXI
Stewart Lawrence
Vice President, Investor Relations and Communications
713-351-3006
slawrence@energyxxi.com
Greg Smith
Director, Investor Relations
713-351-3149
gsmith@energyxxi.com

Seymour Pierce
Nominated Adviser: Jonathan Wright, Jeremy Porter
Corporate Broking: Richard Redmayne
Tel: +44 (0) 20 7107 8000

Pelham Bell Pottinger
James Henderson
jhenderson@pelhambellpottinger.co.uk
Mark Antelme
mantelme@pelhambellpottinger.co.uk
+44 (0) 20 7861 3232
Pelham Bell Pottinger
James Henderson
jhenderson@pelhambellpottinger.co.uk
Mark Antelme
mantelme@pelhambellpottinger.co.uk
+44 (0) 20 7861 3232